UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2015

_______________

DIGITAL POWER CORPORATION

 (Exact name of registrant as specified in its charter)

California	001-12711	94-1721931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48430 Lakeview Blvd, Fremont, CA 94538-3158

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 657-2635

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 18, 2015, Digital Power Corporation (the "Company") received notice from the New York Stock Exchange MKT LLC ("NYSE MKT") notifying the Company that it is no longer in compliance with NYSE MKT continued listing standards because its last reported stockholders' equity is below continued listing standards. Section 1003(a)(ii) of the NYSE MKT Company Guide provides that a listed company's stockholders' equity be $4.0 million or more if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years.

Under the applicable NYSE MKT listing rules, the Company has 30 days from the receipt of the notice to submit a plan that demonstrates how it intends to regain compliance with this continued listed standard within 18 months of the receipt of the notice. The Company intends to develop and submit to the NYSE MKT such a plan. If the NYSE MKT does not accept the business plan, the NYSE MKT will initiate delisting procedures. If the NYSE MKT accepts the business plan it will be subject to periodic reviews including quarterly monitoring for compliance with the business plan. During this period, the Company's common stock will continue to be listed on the NYSE MKT and trade as usual subject to compliance with other NYSE MKT listing requirements.

The NYSE MKT notification does not affect the Company's SEC reporting obligations.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release titled “Digital Power Corporation Receives Continued Listing Standard Notice From NYSE” dated December 23, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL POWER CORPORATION

/s/ Amos Kohn
By: Amos Kohn
Title: President & Chief Executive Officer

Dated: December 23, 2015

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “Digital Power Corporation Receives Continued Listing Standard Notice From NYSE” dated December 23, 2015.

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